CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountant's, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 33-83958, dated September 14, 1994, and the Company's previously filed Registration Statement No. 33-86354, dated November 14, 1994.


\s\ Arthur Andersen LLP

St. Louis, Missouri,
  November 25, 1996